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          As filed with the Securities and Exchange Commission on April 28, 1997

                                                      Registration No. 333-03261
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ____________________

                         OPENVISION TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)
                              ____________________

                 DELAWARE                                  94-3161663
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation of organization)                 Identification Number)

                      7133 KOLL CENTER PARKWAY, SUITE 200
                             PLEASANTON, CA  94566
                                 (510) 426-6400
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              ____________________

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           1996 DIRECTOR OPTION PLAN
                                1992 STOCK PLAN
                           (Full title of the Plans)
                              ____________________

                                 MARK A. LESLIE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         OPENVISION TECHNOLOGIES, INC.
                      7133 KOLL CENTER PARKWAY, SUITE 200
                             PLEASANTON, CA  94566
                                 (510) 426-6400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________

                                    Copy to:

                             BARRY E. TAYLOR, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CA  94304-1050



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      Registration Statement No. 333-03261 (the "Registration Statement")
covered an aggregate of 4,244,847 shares of Common Stock, $.001 par value ("OpenVision Common Stock"), of OpenVision Technologies, Inc., a Delaware corporation ("OpenVision"), consisting of an aggregate of 784,977 shares offered for resale by the selling stockholders named in the prospectus contained therein and an aggregate of 3,459,870 shares issuable by the Company pursuant to the following plans on a delayed or continuous basis: the 1996 Employee Stock Purchase Plan, the 1996 Director Option Plan and the 1992 Stock Plan.

      On April 25, 1997, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of January 13, 1997 (the "Merger Agreement"), by and among VERITAS Software Corporation, a California corporation ("VERITAS California"),VERITAS Software Corporation, a Delaware corporation ("VERITAS Delaware") and OpenVision, OpenVision became a wholly owned subsidiary of VERITAS Delaware and each share of OpenVision Common Stock (other than dissenters' shares and shares owned by VERITAS Delaware or any direct or indirect wholly owned subsidiary of VERITAS Delaware or OpenVision) was converted into 0.346 shares of the Common Stock, par value $0.001 per share, of VERITAS Delaware. In connection with this transaction, OpenVision has filed a Certification and Notice of Termination of Registration under 12(g) of the Securities Exchange Act of 1934 to terminate the registration of OpenVision Common Stock.

      Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Act, OpenVision hereby removes from registration the shares of OpenVision Common Stock that remain unsold as of the date hereof.




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                                   SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on April 28, 1997.


                                   OPENVISION TECHNOLOGIES, INC.


                                   By: _______________________________________
                                         Mark A. Leslie
                                         President and Chief Executive Officer





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